SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2003

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-892	34-0252680
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(c) Exhibits

Exhibit 99.1	Goodrich Corporation press release dated July 24, 2003 titled “Goodrich Announces Second Quarter 2003 Results, Reaffirms Earnings Outlook and Increases Cash Flow from Operations Outlook for Full Year 2003”

Exhibit 99.2	Goodrich Corporation written presentation dated July 24, 2003 titled “Goodrich Second Quarter 2003 Performance Review”

ITEM 9.	REGULATION FD DISCLOSURE

     The information set forth in this Item 9 and Exhibits 99.1 and 99.2 hereto is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 34-47583. Such information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

     On July 24, 2003, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the second quarter 2003 and reaffirming its earnings outlook and increasing its cash flow from operations outlook for full year 2003. A copy of such press release is furnished as Exhibit 99.1 hereto.

     The press release includes a schedule setting forth restated segment sales and operating income for the full years 2001 and 2002 and for each quarter of 2002. The schedule reflects the reorganization of Goodrich’s businesses into three reporting segments and the treatment of its former Avionics and Passenger Restraints Systems businesses as discontinued operations, all of which became effective in the first quarter of 2003.

     Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. EDT on July 24, 2003. By press release dated July 15, 2003, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and 2003 outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2 hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: July 24, 2003	By:	/s/ Robert D. Koney, Jr. Robert D. Koney, Jr. Vice President and Controller

EXHIBIT INDEX

Exhibit 99.1	Goodrich Corporation Press Release dated July 24, 2003 titled “Goodrich Announces Second Quarter 2003 Results, Reaffirms Earnings Outlook and Increases Cash Flow from Operations Outlook for Full Year 2003”.

Exhibit 99.2	Goodrich Corporation written presentation dated July 24, 2003 titled “Goodrich Second Quarter 2003 Performance Review”.

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